UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 20, 2006 (January 17, 2006)

Park National Corporation

(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500

(Address of principal executive offices)	(Zip Code)
(740) 349-8451

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 — Entry into a Material Definitive Agreement
The Park National Corporation (“Park”) Board of Directors (the “Board”) approved an increase in director fee compensation at the Board meeting on January 17, 2006. The following tables display the new director fee compensation compared to the old fee schedule. These changes became effective on January 18, 2006.

Per Meeting Fee
	Old	New
Park Board Meeting (Four estimated meetings per year.)	$750	$1,000
Executive Committee of Park Board (Twelve estimated meetings per year)	$300	$400
Audit Committee of Park Board (Eight estimated meetings per year.)	$300	$400
Investment Committee of Park Board (Four estimated meetings per year.)	$300	$400
Compensation Committee of Park Board (Two estimated meetings per year.)	$300	$400
Nominating Committee of Park Board (Two estimated meetings per year.)	$300	$400

Annual Retainer in form of Park Common Shares
	Old	New
Park Board Members (No change in the annual retainer in the form of Park common shares.)	120 Shares	120 Shares

Annual Cash Retainer
	Old	New
Member of Executive Committee of Park Board	-0-	$2,500
Chair of Audit Committee of Park Board	-0-	$5,000
Member of Audit Committee of Park Board	-0-	$2,000
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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION
Dated: January 20, 2006	By:	/s/ John W. Kozak
John W. Kozak
Chief Financial Officer

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